ASSET PURCHASE AGREEMENT
                             ------------------------



        This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 26th day of June, 1998, by and among CCF-1, INC. ("Seller"), a Connecticut corporation, KENETECH FACILITIES MANAGEMENT, INC.("KFM"), a Delaware corporation, and THE HARTFORD STEAM COMPANY ("Purchaser"), a Connecticut corporation, with reference to the following RECITALS:

   RECITALS
   --------

        A. Seller owns a cogeneration facility (the "Facility") located at 19 Jefferson Street, Hartford, Connecticut (the "Site"), for the generation of steam and electricity for sale to Hartford Hospital (the "Hospital");

        B. KFM is an affiliate of Seller that operates the Facility pursuant to an Operation and Maintenance Agreement for Gas Turbine Cogeneration Facility, dated April 10, 1987, between Plant Facilities Management, Inc. (the former name of KFM) and Seller, as amended January 15, 1998, by an amendment between KFM and Seller (collectively, the "Operating Agreement");

        C. Purchaser is an indirect subsidiary of CTG Resources, Inc. and is engaged in district heating and cooling services; and

        D. Seller and KFM desire to sell and transfer to Purchaser and Purchaser desires to purchase certain of the assets comprising the Facility and assume certain obligations of Seller under certain contracts related thereto, all as more fully described in this Agreement;

        NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                          ARTICLE I - PURCHASE AND SALE
                          -----------------------------

        1.1 AGREEMENTS TO SELL AND ASSIGN. At the Closing hereunder (as defined in Section 2.1 hereof), Seller and KFM shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller and KFM in and to the following assets of Seller or KFM, as the case may be, as the same shall exist on the Closing Date (collectively, the "Purchased Assets"), free and clear of all mortgages, liens, security interests, and encumbrances, except for Permitted Liens (as defined in Section 3.1.6 below):

        (a) The following equipment, supplies and other tangible assets of Seller or KFM, as the case may be (collectively, the "Tangible Assets"):

        all machinery, equipment, piping, fixtures, parts, tools, furniture, furnishings, leasehold improvements, goods, inventory, raw materials, office and other supplies, computers (and related software) and other tangible personal property used in the operation of the Facility and located at the Site, including without limitation all personal property listed on SCHEDULE 1.1(a), but excluding the Excluded Assets set forth in Section 1.2 hereof;

        (b)  the following leases, contracts and other agreements
   (collectively, the "Purchased Agreements"):

             (i) the Project Development Agreement, dated as of April 10, 1987, between the Hospital and CNF Industries, Inc. ("CNF"), a predecessor-in-interest to Seller, as amended by an Agreement Amending Ground Lease and Project Development Agreement (the "GL and PDA Amendment"), dated as of December 21, 1988, between the Hospital, CNF and Seller, and an Amendment No. 1 to Project Development Agreement, dated as of February 28, 1998, between the Hospital and Seller (as amended, the "Project Development Agreement"), and a Ground Lease, dated as of April 10, 1987, between the Hospital and CNF, as amended by the GL and PDA Amendment, and as assigned to Seller by CNF (as amended and assigned, the "Ground Lease") (collectively, the "Hospital Agreements");

             (ii) the Purchase Agreement between Solar Turbines, Incorporated ("Solar") and Seller, dated January 26, 1998, as amended by Clarifications, dated January 28, 1998, a Telefax from B. Carlin to J. McKenty, concerning "Revised Contract Price," dated May 21, 1998, and a memorandum response from C. Diez to B. Carlin, concerning "Final Invoice for Solar Gas Turbine," dated June 9, 1998, and a memorandum from B. Carlin to C. Diez, concerning "Final Invoice Arrangements," dated June 11, 1998 and an amendment dated June 25, 1998 (as amended, the "Solar Purchase Agreement");

             (iii) Seller's Purchase Order No. IP200194, dated March 30, 1998, with Cleaver Brooks Co., a Division of Aqua-Chem, Inc. ("Cleaver Brooks") and Seller's Purchase Order No. IP200193, dated March 30, 1998, with Blake Equipment Company, Inc. ("Blake"), as amended by letters dated May 1, 1998 and May 4, 1998 (together with the Solar Purchase Agreement, collectively referred to as the "Equipment Purchase Agreements");

             (iv) the Termination and Release Agreement, dated December 15, 1997, by and between Seller and The Connecticut Light and Power Company ("CL&P"), as amended by the Amendment to the Termination and Release Agreement, made as of February 28, 1998, by and between Seller and CL&P (as amended, the "Termination and Release Agreement") and a CL&P Document Termination Agreement, dated as of December 17, 1997, amended and restated as of February 28, 1998 (as amended and restated, the "Document Termination Agreement") (collectively, the "CL&P Agreements"), including the right to all post-Closing payments required to be made by CL&P under Section 2.03 of the Termination and Release Agreement and of the Document Termination Agreement and the obligation to indemnify CL&P and certain other parties as set forth in those documents;

             (v) National Airmotive Corporation's ("NAC") Purchase Order 43718, dated May 29, 1998 (the "Turbine Sales Agreement"), by which NAC will purchase the Allison HH 571-KA Engine S/N 506 and related spare parts; provided, however, that to the extent Seller or KFM shall have received proceeds of such purchase prior to the Closing Date, Seller shall deposit such proceeds with the Trustee (as defined in Section 1.1
        (e) below);

             (vi) the Extended Service Agreement, dated January 26, 1998, between KFM and Solar (the "Extended Service Agreement"); and

             (vii) the Firm Transportation Service Agreement, dated February 5, 1992 (the "CNG Agreement"), between Seller and Connecticut Natural Gas Corporation ("CNG");

             (viii) any additional agreements set forth on SCHEDULE 1.1(b)
        (viii) (collectively, the "Other Agreements");

        (c) all documentation concerning the Purchased Assets currently in the possession of Seller or KFM, including all maps, plans, specifications, manuals, maintenance and repair records, engineering drawings and reports, warranty information, purchase agreements, and copies of all other documentation concerning the operations of the Facility, including operating records, environmental reports and compliance documentation, and supplier and customer information (the "Documentation");

        (d) all existing licenses, permits and governmental approvals and authorizations used in the operation of the Facility (the "Existing Permits");

        (e) all cash, bank deposits and cash equivalents of Seller ("Seller's Funds"), including all funds held by Connecticut General Life Insurance Company ("CIGNA") or the State Street Bank and Trust Company, acting in its capacity as trustee (the "Trustee"), in the trust accounts (the "Trustee Funds") provided for in the Mortgage (as hereinafter defined), the CIGNA Note Agreement (as hereinafter defined) or a Depository Agreement among

   CIGNA, Seller and the predecessor of Trustee, executed on or about December 10, 1987; and

        (f) the building and improvements owned by Seller at 19 Jefferson Street, Hartford, Connecticut (collectively, the "Building").

        1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include any of the following:

        (a) the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller or KFM;

        (b)  that certain Chevrolet S-10 truck owned by KFM; and

        (c) all trash, non-functional or excess pipe, valves, fittings, etc. removed as waste by Seller or KFM during Seller s on-going efforts to replace the Facility s existing turbines and to repower the Facility (the "Repowering").

        1.3 AGREEMENT TO PURCHASE AND ASSUME. At the Closing hereunder, Purchaser shall:

        (a) purchase from Seller and KFM the Purchased Assets, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and KFM contained herein, in exchange for the Purchase Price, as defined in Section 1.4 hereof;

        (b) assume and agree to pay, discharge, guarantee or perform, as appropriate, all of the obligations of Seller and KFM to be performed or discharged on or after the Closing Date under the Purchased Agreements; provided, however, that Purchaser shall not assume or agree to pay, perform or discharge any liability or obligations arising out of any breach by Seller or KFM of any provision of any such Purchased Agreements prior to the Closing Date ("Excluded Liabilities").

        1.4  THE PURCHASE PRICE.

             1.4.1     PURCHASE PRICE.  The purchase price shall be the sum of
   (i) $6,200,000.00 and (ii) $10,744,499.10, which amount equals the balance, including both principal and interest, without prepayment penalty, of Seller s indebtedness as of the Closing Date (the "Mortgage Debt") under a certain Note Agreement, dated as of April 10, 1987, between Seller and CIGNA, as amended by a letter agreement, dated December 31, 1998, by a Second Amendment to Note Agreement, dated as of January 15, 1998, and a Third Amendment to Note Agreement, dated as of February 28, 1998, (as amended, the "CIGNA Note Agreement"), and a Leasehold Mortgage and Security Agreement between Seller and Shawmut Bank, N.A., as Trustee dated as of December 30, 1987 and recorded in the Hartford Land Records in Volume 2714 at Page 8, as amended by modifications or amendments dated December 22, 1988 and recorded in Volume 2873, Page 72; January 15, 1998 and recorded in Volume 3911, Page 224; and February 28, 1998 and recorded in Volume 3955, Page 208, now held by Trustee (the "Mortgage"),subject to any adjustments pursuant to Section 1.4.2 hereof (as adjusted, the "Purchase Price"). In the event any Trustee Funds are not credited to reduce the amounts payable under the CIGNA Note Agreement or the Mortgage, such Trustee Funds shall be the property of Purchaser at Closing and Seller shall, by written notice, direct any party holding such Trustee Funds to pay them directly to Purchaser (the "Payment Notice").

             1.4.2 ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be adjusted at Closing as follows:

                  (a) In the event that prior to the Closing Date, Seller receives any insurance proceeds from its pending claim against Hartford Steam Boiler Company for business interruption insurance and Seller either deposits such proceeds with the Trustee or utilizes such proceeds in connection with the Repowering of the Facility, the Purchase Price shall be increased by the amount so deposited or used;

                  (b) In the event that the amount of Mortgage Debt outstanding as of April 30, 1998, proves to have been greater or less than $9,188,671, the Purchase Price shall be reduced or increased, as appropriate, by the amount of the difference.

             1.4.3 PAYMENT OF PURCHASE PRICE AND PAYMENT OF MORTGAGE DEBT. On the Closing Date, Purchaser shall pay the Mortgage Debt to CIGNA; shall pay the balance of the Purchase Price to Seller and KFM by wire transfers of immediately available funds in the amounts provided for in Section 2.2(b) below.

             1.4.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Purchased Assets and the liabilities assumed by Purchaser hereunder (together, the "Total Consideration") as set forth on
   SCHEDULE 1.4.4. The Seller and Purchaser agree to cooperate with each other in meeting the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and each agrees to file Internal Revenue Service Form 8594 in accordance with the allocations set forth on SCHEDULE 1.4.4.

                   ARTICLE II   CLOSING; ITEMS TO BE DELIVERED
                   -------------------------------------------

        2.1 CLOSING AND CLOSING DATE. The closing (the "Closing") of the sale and purchase of the Purchased Assets shall take place at 10:00 A.M., local time, on or before June 30, 1998 at the offices of Murtha, Cullina, Richter and Pinney LLP, CityPlace I, 185 Asylum Street, Hartford, Connecticut 06103-3469. The date of the Closing is sometimes herein referred to as the "Closing Date." The Closing shall be deemed effective upon the delivery of the Purchased Assets and payment of the Purchase Price.

        2.2 ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the terms and conditions herein contained:

             (a)  Seller and KFM shall deliver to Purchaser the following:

                  (i) such bills of sale with covenants of warranty, assignments, endorsements, deeds (including a warranty deed from Seller and a quitclaim deed from CNF Industries, Inc. ("CNF") or a warranty deed from Seller in which CNF joins with quitclaim covenants only as to
        CNF), conveyance tax forms, assignment of Ground Lease and Project Development Agreement, and other good and sufficient instruments and documents of conveyance and transfer, in form satisfactory to Purchaser and Seller and their respective counsel; and

                  (ii) the payment of Seller's Funds, to the extent not applied to the Mortgage Debt, and the Payment Notice as to any Trustee Funds not so applied, and

                  (iii) appropriate incumbency certificates, corporate resolutions, certificates of good standing or legal existence, title affidavits concerning parties in possession and mechanics liens (or lien waivers) to allow title coverage without exception therefor, such releases as are required to deliver clear title, certificate of occupancy, original copies of the Ground Lease and the Project Development Agreement, and all required consents and releases, and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Purchased Assets.

             (b)  Purchaser shall deliver the following:

                  (i)  to KFM, $250,000;

                  (ii) to CIGNA, the Mortgage Debt; and

                  (iii) to Seller, the balance of the Purchase Price not delivered to KFM and CIGNA; and

                  (iv) an undertaking whereby Purchaser will assume and agree to pay, discharge or perform, as appropriate, Seller's liabilities and obligations to the extent and as provided in Section 1.3(b) hereof, in form satisfactory to Seller and its counsel.

             (c) At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, consents, approvals, assignments, opinions, certificates and other documents and instruments referred to in
   Article IV hereof.


                   ARTICLE III - REPRESENTATIONS AND WARRANTIES
                   --------------------------------------------

        3.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND KFM. Seller and KFM hereby represent and warrant to Purchaser that:

             3.1.1 CORPORATE EXISTENCE. Each of KFM and Seller is a corporation duly organized, validly existing and (as to KFM only) in good standing under the laws of the jurisdiction of its incorporation, and KFM is duly qualified to do business as a foreign corporation in the State of Connecticut.

             3.1.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of KFM and Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by KFM and Seller have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller or KFM in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of KFM and Seller by duly authorized officers of KFM and Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of such of KFM and Seller as is a party thereto, enforceable against such party in accordance with their respective terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             3.1.3 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement, including without limitation the assignment of the Purchased Agreements, by Seller and KFM do not require any consents or approvals by any contract party other than such consents and approvals identified in Section 4.3 which have been secured.

             3.1.4 ABSENCE OF UNDISCLOSED LIABILITIES. To the actual knowledge of Seller and KFM, neither Seller nor KFM has any material liabilities, commitments or obligations, and neither has pending or threatened claims or litigation against it in connection with the Purchased Assets or the Facility, in each case or in the aggregate the effect of which would have a material adverse effect on the Purchased Assets or the Facility, except as disclosed in SCHEDULE 3.1.4.

             3.1.5 ABSENCE OF VIOLATIONS OF LAW OR EXISTING PERMITS. To the actual knowledge of the officers of Seller and KFM, except as disclosed on SCHEDULE 3.1.5, neither Seller nor KFM is in material default or violation under any law, regulation (including, but not limited to, environmental regulations), or Existing Permit applicable to the Purchased Assets or the Facility, in each case or in the aggregate the effect of which would have a material adverse effect on the Purchased Assets or the Facility.

             3.1.6 TITLE TO PROPERTIES; DISCLAIMER CONCERNING TANGIBLE ASSETS. Seller and KFM have good, valid and marketable title to all of the Tangible Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens, restrictions and encumbrances listed on SCHEDULE 3.1.6(a) hereof, (ii) remaining payment obligations with respect to certain Purchased Assets as disclosed on
   SCHEDULE 3.1.6(b), and (iii) liens that are immaterial in character, amount, and extent and that do not detract from the value or interfere with the present or proposed use of the Facility including, without limitation, any liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law ("Permitted Liens").

             3.1.7 PURCHASED AGREEMENTS. To the actual knowledge of the officers of Seller and KFM, each of the Purchased Agreements is in full force and effect and has not been assigned, modified, supplemented or amended except as specified herein, and neither Seller, nor KFM nor any other party to any of the Purchased Agreements is in material default under any such Purchased Agreement, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit any such party to terminate a Purchased Agreement.

             3.1.8     ENVIRONMENTAL MATTERS.

             (a) Except as set forth in SCHEDULE 3.1.8(a), to the actual knowledge of its officers, Seller knows of no material violation of any laws relating to pollution or protection of the environment arising out of Seller's past or present ownership, use or operations of the Facility and the Site on which it is located, in each case the effect of which would have a material adverse effect on the Purchased Assets or the Facility.

             (b) Except as set forth in SCHEDULE 3.1.8(b), to the actual knowledge of its officers, Seller knows of no pending or threatened lawsuits or administrative proceedings against Seller that may affect Seller regarding environmental compliance, control or liability relating to the Facility, in which case the effect of which would have a material adverse effect on the Purchased Assets or the Facility.

             3.1.9 TAXES. Except as provided in Section 7.2, Seller and KFM have paid or properly accrued all required federal, state and local taxes, including without limitation income tax, unemployment compensation, social security, payroll, sales and use, gross receipt and property, and have filed all required tax returns related thereto.

             3.1.10 ABSENCE OF EMPLOYEES. Since January 1, 1998, Seller has not provided compensation to any employees.

             3.1.11 REPRESENTATIONS AS TO CL&P AGREEMENTS. Seller represents with the respect to the CL&P Agreements:

                       (a) The payments due Purchaser from CL&P under the CL&P Agreements (the "Payments") are as set forth in SCHEDULE 3.1.11 hereto;

                       (b) Seller is the sole owner of the rights to such Payments and has full right, power and authority to assign them to Purchaser;

                       (c) Except for those of the Trustee and CIGNA, no other person or entity has any claim upon or lien against or interest in the Payments, and the Payments are free and clear of all encumbrances whatsoever;

                       (d) CL&P has no right of offset or other right or reason not to make the Payments as and when due, except as set forth in the second to last sentence of Section 2.03(i) of the Termination and Release Agreement and the last sentence of Section 2.03 of the Document Termination Agreement; and

                       (e) Seller is not in default under the CL&P Agreements or any other document or instrument of any nature which would give any other person or entity a claim, lien or other encumbrance upon the Payments or which would give CL&P any right not to make the Payments or to claim an offset against the Payments.

             3.1.12 LIMITATIONS ON SELLER'S AND KFM's REPRESENTATIONS AND WARRANTIES. Except as otherwise set forth in this Agreement (including its schedules) or in any documents executed by Seller and KFM at or in contemplation of the Closing, Seller and KFM are selling to Purchaser, and Purchaser is buying from Seller and KFM, the Purchased Assets on an "AS IS, WHERE IS" and "WITH ALL FAULTS" basis. Purchaser hereby acknowledges that, except as otherwise set forth in this Agreement (including its schedules) or any documents executed by Seller and KFM at or in contemplation of the Closing, SELLER AND KFM HAVE NOT MADE, DO NOT MAKE, AND HEREBY DISCLAIM ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH PURCHASED ASSETS INCLUDING, BUT NOT LIMITED TO, THE DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, OF ANY PORTION OF SUCH PURCHASED ASSETS.

        3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller and KFM as follows:

             3.2.1. CORPORATE EXISTENCE. Purchaser is a corporation duly organized and validly existing under the laws of the State of Connecticut.

             3.2.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with the provisions hereof (the "Purchaser s Documents") will be, duly executed and delivered on behalf of Purchaser by duly authorized officers of Purchaser, and this Agreement constitutes, and the Purchaser s Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             3.2.3 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by Purchaser do not require any consents or approvals by any contract party or federal, state or local regulatory agency other than such consents and approvals identified in Section 4.3, which have been secured.

             3.2.4 INVESTMENT COMPANY. Purchaser is not an "investment company" nor a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                 ARTICLE IV - CONDITIONS PRECEDENT TO THE CLOSING
                 ------------------------------------------------

        4.1 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

             4.1.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of Seller and KFM contained in this Agreement (including its schedules) or in any document executed by Seller or KFM at or in contemplation of the Closing and delivered by Seller or KFM to Purchaser pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

             4.1.2 COMPLIANCE WITH THIS AGREEMENT. Seller and KFM shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

             4.1.3 CLOSING CERTIFICATE. Purchaser shall have received a certificate from Seller and KFM dated the Closing Date certifying in such detail as Purchaser may reasonably request (i) that the conditions specified in Sections 4.1.1 and 4.1.2 hereof have been fulfilled, (ii) that Seller and KFM have obtained all consents and approvals required by Section 4.3 hereof, and (iii) that the following statements are, to the actual knowledge of the officers of Seller and KFM, true and accurate with respect to the period beginning on May 15, 1998 and ending on the Closing Date (the "Interim Period"):

                       (a) CL&P PAYMENTS. All payments due Seller from CL&P under the CL&P Agreement were made when due and were deposited in their entirety in the Trustee Funds, and the payment due July 1, 1998, was not received by Seller prior to the Closing.

                       (b) APPROVAL OF PURCHASE ORDERS; FAILURE TO APPROVE. Seller did not enter into any new contract or purchase order with respect to the Facility that has a value of more than $10,000 (a "Large Contract") without the approval of Purchaser. In addition, Seller did not enter into new contracts or purchase orders with individual values of $10,000 or less (a "Small Contract") that aggregate more than $100,000, without the approval of Purchaser.

                       (c) COMPLIANCE WITH BUDGET; RETENTION OF CASH AND CASH EQUIVALENTS. Seller made no expenditures or commitment to make future expenditures except as provided for in and permitted under the Budget. In addition, during the Interim Period, except as contemplated by Section 4.1.3(f), Seller did not distribute any of Seller's Funds or any of the Trustee Funds to any of its parents or affiliates.

                       (d) COMPLIANCE WITH LAWS, ETC. Seller did comply with all laws, ordinances, rules, regulations and orders applicable to the Purchased Assets and the operation of the Facility, the noncompliance with which might materially affect the Facility or the Purchased Assets.

                       (e) PRE-CLOSING SALE OF TURBINE. Seller deposited with the Trustee any payments received by Seller during the Interim Period pursuant to the Turbine Sales Agreement as defined in Subsection 1.1(b)(v) above.

                       (f) PAYMENTS TO KFM UNDER THE OPERATING AGREEMENT. The fee paid to KFM under the Operation and Maintenance Agreement, as referenced in Section B of the Recitals hereof, was $35,000 for the month of June, 1998.

             4.1.4 OPINIONS OF COUNSEL FOR SELLER. Bingham Dana LLP, counsel for Seller and KFM, shall have delivered to Purchaser a written opinion, dated the Closing Date, in the form of EXHIBIT A hereto with only such changes as shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

             4.1.5 NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

             4.1.6 MATERIAL ADVERSE CHANGES. The Purchased Assets shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

             4.1.7 CORPORATE APPROVALS. Seller shall have received any and all approvals of its board of directors and/or shareholders required to effect the transactions provided for under the Agreement.

        4.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

             4.2.1 REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of Purchaser contained in this Agreement (including its schedules) and any document executed by Purchaser at or in contemplation of the Closing and delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

             4.2.2 COMPLIANCE WITH THIS AGREEMENT. Purchaser shall have performed and complied with all agreements and any conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

             4.2.3 CLOSING CERTIFICATES. Seller shall have received a certificate from Purchaser dated the Closing Date certifying in such detail as Seller may reasonably request that the conditions specified in sections
   4.2.1 and 4.2.2 hereof have been fulfilled.

             4.2.4 OPINION OF COUNSEL FOR PURCHASER. Murtha, Cullina, Richter and Pinney LLP, counsel to Purchaser, shall have delivered to Seller a written opinion, dated the Closing Date, in the form of EXHIBIT B hereto with only such changes as shall be in form and substance reasonably satisfactory to Seller and its counsel.

             4.2.5 NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

             4.2.6 CORPORATE APPROVALS. Purchaser shall have received any and all approvals of its board of directors required to effect the transactions provided for under the Agreement.

        4.3  CONSENTS AND APPROVALS; RELEASES; OTHER AGREEMENTS.   Except as
   otherwise agreed in writing by each of the parties hereto or as otherwise qualified herein, the Closing of this Agreement is subject to the receipt of each of the following consents and approvals, releases and agreements, containing such representations, releases of liability, and other conditions as are agreed upon by the parties hereto:

             (a) The consent of the Hospital to the assignment to Purchaser of the Hospital Agreements;

             (b) The consent of CNG to the assignment to Purchaser of the CNG Agreement;

             (c) The consent of Solar to the assignment to Purchaser of the Solar Purchase Agreement and the Extended Service Agreement;

             (d) The consent of Blake to the assignment to Purchaser of Seller s Purchase Order No. IP200193;

             (e) The consent of CL&P to the assignment to Purchaser of the CL&P Agreement; and

             (f) The execution by all required parties of those assignments, bills of sale and other agreements that are required to be executed at the Closing under the terms of this Agreement.

                           ARTICLE V - INDEMNIFICATION
                           ----------------------------

        5.1 GENERAL INDEMNIFICATION OBLIGATION OF SELLER. Seller hereby agrees to reimburse, indemnify and hold harmless Purchaser, its officers directors, and affiliates and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of any and all material damages, losses, deficiencies, liabilities, costs and expenses (including reasonable attorneys fees) incurred or suffered by any Indemnified Purchaser Party, up to a maximum amount equal to $6,200,000, that result from, relate to or arise out of (i) any material misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller or KFM under or pursuant to this Agreement; or (ii) from any material misrepresentation in or material omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement (collectively, a "Breach"); provided, however, that such indemnification shall be effective only as to a Breach as to which Purchaser notifies Seller in writing within 90 days of the Closing Date and provided further that except in connection with a material misrepresentation in or material omission in Sections 3.1.8(a) and (b) and Schedules 3.1.8(a) and (b), Seller shall have no indemnification obligation to Purchaser in connection with any environmental contamination at the Facility or the Site. This Section 5.1 contains Purchaser's exclusive remedy with respect to this Agreement, the certificates, schedules, bills of sale, deeds, assignments, statements, documents or instruments executed, delivered or made in connection herewith and the transactions contemplated thereby.

        5.2 GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER. Purchaser hereby agrees to reimburse, indemnify and hold harmless Seller and KFM, their officers, directors and affiliates and their successors and assigns (an "Indemnified Seller Party") against and in respect of any and all material damages, losses, deficiencies, liabilities, costs and expenses (including reasonable attorneys fees) incurred or suffered by any Indemnified Seller Party, up to a maximum amount equal to the Purchase Price, that result from, relate to or arise out of (i) any obligation assumed by Purchaser under or pursuant to this Agreement, (ii) any material misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser under or pursuant to this Agreement, or (iii) any material misrepresentation in or material omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement. This Section 5.2 contains Purchaser's exclusive remedy with respect to this Agreement, the certificates, schedules, bills of sale, deeds, assignments, statements, documents or instruments executed, delivered or made in connection herewith and the transactions contemplated thereby.


                        ARTICLE VI - POST-CLOSING MATTERS
                        ---------------------------------

        6.1 FURTHER ASSURANCES. Seller and KFM will, from time to time after the Closing, at Purchaser's request, execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Purchased Assets, to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser at the Closing pursuant to Section 1.3 hereof, and to pass through to Purchaser any and all warranties and guarantees with respect to any of the Purchased Assets. In addition, each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

        6.2 PAYMENTS RECEIVED. Seller and Purchaser each agree that after the Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other party, including without limitation the payment in the amount of $166,666.67 that would otherwise be made to Seller on July 1, 1998, by CL&P under the CL&P Agreement and any payments received pursuant to the Hospital Agreements, and will account to the other for all such receipts. From and after the Closing Date, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Purchased Assets transferred to Purchaser hereunder, except for any payments received in connection with Seller s pending claims against Hartford Steam Boiler Company as described in Section 1.4.2(a) hereof and Allison for breach of contract. .

                           ARTICLE VII - MISCELLANEOUS
                           ---------------------------

        7.1  BROKERS' AND FINDERS' FEES.

             (a) Seller and KFM represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller and KFM agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's or KFM s dealings, arrangements or agreements with any such person.

             (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller and KFM against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of Purchaser's dealings, arrangements or agreements with or any such person.

        7.2  TAXES AND TRANSFER TAXES.

             (a) Except as set forth in Section 7.2(b) below, Seller and KFM shall be liable for and shall pay all taxes (whether assessed or unassessed) applicable to the operations of the Facility or the Purchased Assets attributable to periods (or portions thereof) through the Closing Date. Purchaser shall be liable for and shall pay all taxes (whether assessed or unassessed) applicable to the operation of the Facility or the Purchased Assets attributable to periods (or portions thereof) after the Closing Date.

             (b) Notwithstanding Subsection (a) hereof, Purchaser shall: (i) pay all state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets in accordance herewith, whether imposed by law on Purchaser, Seller or KFM;
   (ii) pay any and all costs and fees incurred in connection with the transfer of the Existing Permits (as defined in Subsection 1.1(d) above); and (iii) any and all installments of state or local real or personal property taxes with respect to the Purchased Assets that are due and payable after the Closing Date whether attributable to periods before the Closing Date or after.

        7.3 MUTUAL ASSISTANCE. On and after the Closing Date, Seller will assist Purchaser in effecting the transfer of Existing Permits, subject to reimbursement for Seller s out-of-pocket costs, if any, and for its employees time at the rate of $100 per hour; and Purchaser will assist Seller in pursuing any business interruption insurance claims relating to the performance of the Facility prior to the Closing Date, subject to reimbursement for Purchaser s out-of-pocket costs, if any, and for its employees time at the rate of $100 per hour.

        7.4 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

        7.5 CONTENTS OF AGREEMENT; AMENDMENTS. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

        7.6 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

        7.7 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows::

        If to Purchaser, to:

                  The Hartford Steam Company
                  60 Columbus Boulevard
                  P.O. Box 150401
                  Hartford, CT 06115
                  Attention: Mr.  James Laurito

        With a required copy to:

                  Murtha, Cullina, Richter and Pinney LLP
                  CityPlace I, 185 Asylum Street
                  Hartford, CT 06103-3469
                  Attention: Dwight A. Johnson, Esq.

        If to Seller or KFM, to:

                  CCF-1, Inc.
                  355 Research Parkway
                  Meriden, CT 06450
                  Attention: Mr. Scott Taylor

                  KENETECH Corporation
                  500 Sansome Street
                  San Francisco, CA 94111
                  Attention: Mr. Michael Alvarez

        With a required copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Attention:  Martin J. Pasqualini, Esq.

   or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

        7.8 CONNECTICUT LAW TO GOVERN. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Connecticut.

        7.9 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

        7.10 HEADINGS, GENDER AND "PERSON." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

        7.11 SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

        7.12 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any or counterpart hereof to produce or account for any of the other counterparts.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

   WITNESSED BY:                       THE HARTFORD STEAM COMPANY


   S/ Barbara Sarrantonio                 S/ Anthony C. Mirabella
                                       By
   Barbara Sarrantonio                     As its Senior Vice President
                                               Anthony C. Mirabella

                                       CCF-1, INC.


   Christopher H. Diez                    S/ Scott J. Taylor
                                       By
   Christopher H. Diez                     As its Vice President
                                                Scott J. Taylor

                                       KENETECH FACILITIES  MANAGEMENT, INC.


   Scott J. Taylor                         Christopher H. Diez
                                       By
   Scott J. Taylor                         As its Vice President
                                                 Christopher H. Diez